UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2011 (March 16, 2011)

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT		06604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On March 16, 2011, Kirk W. Walters joined People’s United Financial, Inc. (the “Company”) as Senior Executive Vice President and Chief Financial Officer. Additional information about Mr. Walters and matters relating to his appointment as Chief Financial Officer was included in the Company’s Current Report on Form 8-K (and the exhibits thereto) filed with the Securities and Exchange Commission on February 23, 2011, and such information is incorporated herein by reference to that filing.

(d) On March 17, 2011, the Board of Directors of the Company approved an increase in the size of the Board to eleven members, and appointed Mr. Walters as a director of the Company to fill the vacancy created by that action. Mr. Walters’ term of office will expire at the 2012 annual meeting of the Company’s shareholders. Mr. Walters was also named as a member of the Enterprise Risk Committee of the Company, and as a member of the Loan Review and Trust Committees of the Board of Directors of the Company’s wholly-owned subsidiary, People’s United Bank.

Item 7.01. Regulation FD Disclosure

On March 7, 2011, Mr. Walters purchased 100,000 shares of the Company’s common stock in an open market transaction.

The information contained in this Item 7.01 is being furnished to, and not filed with, the Securities and Exchange Commission in accordance with General Instruction B.2 to Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc. (Registrant)

Date: March 17, 2011	By:	/s/ Robert E. Trautmann
(Signature)

	Name:	Robert E. Trautmann
	Title:	Senior Executive Vice President and General Counsel

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